Name of Registrant:
Franklin Tax-Free Trust
File No. 811-04149

EXHIBIT ITEM No. 77q1 (a): Copies of any material amendments to the registrant's charter or by-laws


          CERTIFICATE OF TRUST OF
          FRANKLIN TAX-FREE TRUST

     This Certificate of Trust of Franklin
Tax-Free Trust, a statutory trust (the
"Trust"), executed by the undersigned
trustees, and filed under and in accordance with the provisions of the Delaware
Statutory Trust Act (12 Del. C. 3801 et seq.) (the "Act"), sets forth the following:

     FIRST:         The name of the
statutory trust formed hereby is Franklin
Tax-Free Trust.

     SECOND:   The address of the
registered office of the Trust in the State of Delaware is 300 Delaware Avenue, Suite
800, Wilmington, New Castle County,
Delaware 19801. The name of the Trust's registered agent at such address is SR
Services, LLC.

     THIRD:    The Trust formed hereby is
or will become an investment company
registered under the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.).

     FOURTH:   Pursuant to Section 3804 of
the Act, the debts, liabilities,
obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

     FIFTH:    The Trust is formed
effective as of October 18, 2006.

     SIXTH:    This Certificate of Trust
may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned,
being all of the trustees of Franklin Tax-
Free Trust, have duly executed this
Certificate of Trust as of the 18th day of October, 2006.


  /s/ Harris J. Ashton
/s/ Edith E. Holiday________
Harris J. Ashton, Trustee
Edith E. Holiday, Trustee


  /s/ Charles B. Johnson____
/s/ Rupert H. Johnson, Jr.___
Charles B. Johnson, Trustee
Rupert H. Johnson, Jr., Trustee


  /s/ Frank W. T. LaHaye___
/s/ Frank A. Olson_________
Frank W. T. LaHaye, Trustee
Frank A. Olson, Trustee